A G R E E M E N T


         THIS AGREEMENT, made and entered into as of the 3rd day of December, 1991, by and between COASTAL CARIBBEAN OILS & MINERALS, LTD., a Bermuda corporation with its principal office at Hamilton, Bermuda (the "CCO") and COASTAL PETROLEUM COMPANY, a Florida corporation with its principal office at Tallahassee, Florida ("CPC")

                                   WITNESSETH:

         WHEREAS CCO has entered into an agreement (the "Purchase Agreement") of even date herewith with John J. D'Alessandro, M.D., F.A.C.S. (the "Purchaser") for the sale to Purchaser of shares of CPC presently owned by CCO; and

         WHEREAS the Purchase Agreement provides for the exchange by Purchaser, at his option, of some or all of the shares of CPC purchased by Purchaser pursuant to the Purchase Agreement for a royalty as more fully set forth in the Purchase Agreement; and

         WHEREAS CCO desires to acquire from CPC a royalty suitable for transfer to Purchaser pursuant to the Purchase Agreement in exchange for one-half of the gross proceeds received from Purchaser pursuant to the Purchase Agreement or such other consideration as the parties hereto may agree; and

         WHEREAS CPC desires to grant such royalty to CCO in order to obtain the funds necessary to pursue a suitable oil and gas exploration program and to fund CPC's other business activities;

         NOW, THEREFORE, in consideration of the covenants and premises set forth herein the parties hereby agree as follows:

         1. CPC shall upon demand and upon  delivery of the amounts set forth in
Section 2 hereof deliver to CCO a fully executed royalty agreement substantially in the form attached hereto as Exhibit A on each and every occasion that CCO shall make such demand in connection with the sale by CCO of shares of CPC common stock to Dr. John J. D'Alessandro pursuant to the Purchase Agreement. Each royalty so delivered shall grant to CCO a royalty interest in the leases of CPC no greater and no less than required to satisfy the obligations of CCO to Purchaser in the event that he shall request the transfer to him of the royalty in exchange for shares of the common stock of CPC.

         2. CCO shall pay to CPC on each such occasion one-half of the gross proceeds received from Purchaser pursuant to the Purchase Agreement, or such other consideration as the parties hereto shall agree, in exchange for the issuance to CCO of the royalty from CPC.

         3. CCO may not grant, bargain, sell, convey, assign, or otherwise transfer the royalty interest or any part thereof granted hereby to any person without the prior written consent of CPC, except that CCO may grant, bargain, sell, convey, assign or otherwise transfer said royalty interests to Purchaser freely and without the consent of CPC provided that such transfers are in accordance with the provisions of the Purchase Agreement.

         4. Upon acquisition of any such royalty, CCO shall promptly file such royalty on the appropriate land records of the State of Florida.

         IN WITNESS WHEREOF, CCO and CPC have caused these presents to be duly executed by their proper officers as of the day and year first written above.

                                                 COASTAL PETROLEUM COMPANY



                                                 By:      /s/Arthur B. O'Donnell
                                                          Arthur B. O'Donnell
                                                          Its Vice President

ATTEST:


/s/ James J. Gaughran
Its Secretary

                                                 COASTAL CARIBBEAN OILS
                                                   & MINERALS, LTD.


                                                 By:      /s/ Phillip W. Ware
                                                          Phillip W. Ware
                                                          Its Vice President

ATTEST:


/s/ James J. Gaughran
Its Assistant Secretary

                                                                       EXHIBIT A


                                    INDENTURE


         THIS INDENTURE made and entered into this the ___ day of _________, 199__, by and between COASTAL PETROLEUM COMPANY, a Florida corporation with its principal office at Gainesville, Florida (the "Grantor") and COASTAL CARIBBEAN OILS & MINERALS, LTD., a Bermuda corporation with its principal office at Hamilton, Bermuda (the "Grantee").

                              W I T N E S S E T H:

         For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Grantee to Grantor, the receipt whereof is hereby acknowledged, Grantor has and does hereby grant, bargain, sell, convey, assign, transfer, set over and deliver unto Grantee in fee simple forever a royalty (the "Royalty") as more fully set forth below. The Royalty shall entitle grantee to receive _______ percent (____%) of the gross amounts received by Grantor or its successors in interest from the sale of all oil, gas, casinghead gas or other gaseous substances and sulphur, and each of them, produced and saved from any and all of the so-called "working interest" areas of Grantor's Drilling Leases 224-A, 224-B and 248 executed by and between Grantor and the Trustees of the Internal Improvement Trust Fund of the State of Florida (the "Trustees"), all as modified and amended to the date hereof (the "Leases"), and _______ percent (____%) of all amounts received by Grantor or its successor in interest as a royalty ("the "Trustees' Payments") pursuant to Section 4, Paragraph 2 of that certain Memorandum of Settlement dated January 6, 1976 by and between the Trustees and Grantor. Copies of the Leases and said Memorandum of Settlement are hereto attached and by this reference made a part hereof as fully and completely as if incorporated herein, it being the intention of

Grantor hereby to convey to Grantee an absolute interest in and to (i) all oil, gas, casinghead gas or other gaseous substances and sulphur produced and saved from said lands and premises of the Leases, and any and all extensions, modifications or renewals of any or all of the Leases and (ii) the Trustees' Payments. The Royalty, as it relates to such oil, gas, casinghead gas and other gaseous substances and sulphur produced and saved from said premises shall be made free of all burdens and costs, except the Grantee's proportionate part of the severance or production taxes which may be assessed against said production, and to be deposited to the credit of Grantee into the storage tanks or pipe lines to which the wells on said premises may be connected, said tanks and pipe line to be provided by Grantor without cost to Grantee. At the option of Grantor, the Royalty may be paid at current market prices therefor as an overriding royalty over and above the rents and royalties to be paid the Trustees. Said overriding royalty shall be accounted for, paid and delivered to Grantee, together with that portion, if any, of the Royalty that is payable with respect to the Trustees' Payments, on or before the 15th day of January, April, July and October for the production during the calendar quarter ended on the last day of the immediately preceding month, it being understood that said overriding royalty of oil, gas, casinghead gas or other gaseous substances and sulphur, and each of them, shall be computed as to the net quantity thereof produced and saved after deducting any that may be used as fuel for Grantor's operations on said premises.

         TO HAVE AND TO HOLD the Royalty forever, or so long as the Leases or any extensions, modifications or renewals thereof, or any future leases covering said lands between the Trustees and Grantor, its successors, assigns, successive assigns, or distributees are in effect and owned by Grantor, its successors, assigns, successive assigns or distributees, and until all products, materials, equipment, supplies and properties shall have been salvaged and disposed of.

         In the event the Leases or any of them are modified to provide a unitizing clause, then any portion of the lands covered by Leases may be pooled or combined with a lease or portion thereof covering other lands in the same general area and state of development, such other lands having an area not greater than the total area of lands covered by the Leases which are included in the unit included within a pooling agreement or agreements which may be entered into by Coastal Petroleum Company, its successors or assigns with other persons, firms or corporations. Grantee shall then receive on production of oil, gas, casinghead gas, and other gaseous substances and sulphur only such portion of the overriding royalty stipulated herein as the acreage in which Grantee has an overriding royalty interest and which is included in such unit bears to the total acreage so pooled in the particular unit or units so pooled. When a pooling agreement is entered into, then within thirty days from the execution thereof, Grantor shall provide to Grantee herein or to the representative designated to receive quarterly statements, a copy of such pooling agreement and within a reasonable time shall cause the same to be recorded in the County wherein the land is situated.

         Grantor is wholly responsible for the payment of all rentals to the Trustees to be paid under the terms and provisions of the Leases or any extensions, modifications or renewals thereof, and Grantor agrees to pay said rentals so as not to permit any default or any forfeiture to occur as to any drilling blocks in the Leases described on account of non-payment of rentals.

         Grantee shall not be responsible for the payment of any rentals or other performances under the Leases or any extensions, modifications or renewals thereof.

         Said overriding royalty shall be payable to Grantee on the dates aforesaid free and clear of all cost of drilling, development, operations, taxes or otherwise, except that Grantee shall pay its proportionate part of the severance or production taxes which may be assessed against said production.

         Grantor, its successors and assigns retain the right to use the oil and gas produced from said premises as fuel for operating the premises and for treating and handling production therefrom, and such quantities so used shall be deducted before said overriding royalty is computed.

         Grantor agrees to provide on the 15th day of January, April, July and October for the calendar quarter ended the last day of the immediately preceding month to Grantee, or to its representative designated in writing, an itemized statement or statements showing (i) the total amount of production of oil, gas, casinghead gas or other gaseous substances and sulphur produced and saved during the preceding calendar quarter, (ii) the gross sales price of all such oil, gas, casinghead gas and other gaseous substances and sulphur for said calendar quarter and the moneys due to Grantee under the terms of this instrument computed on the basis of said quarterly statements, and (iii) amounts received pursuant to the Trustees' Royalty during said calendar quarter.

         Grantee hereunder shall have the right, but shall not be obligated to pay any liens acquired against the interest of the Grantor, its successors and assigns covered by the Leases and to be subrogated to the rights of the holders of such liens.

         Grantor for itself, its successors, assigns and distributees, hereby agrees to execute and deliver to Grantee at any time hereafter and from time to time when requested by Grantee such instrument or instruments as may be desirable in order to effectively convey and assure unto the Grantee the absolute and full overriding royalty hereby to it conveyed and assured.

         Grantee may not grant, bargain, sell, convey, assign, transfer, set over and deliver its interest herein or any part thereof to any party prior to December 31, 1995, except that Grantee may grant, bargain, sell, convey, assign, transfer, set over and deliver its interest herein or any part thereof to one John J. D'Alessandro, his heirs and assigns without the consent of the Grantor at any time prior to December 31, 1995.

         In the event title to part of the lands covered by the Leases shall, by judicial, legislative process, or otherwise, be vested in the United States of America, and the rights of the lessee under the Leases, or any of them, are recognized by the United States of America through the granting of a new lease or otherwise covering said lands, then the overriding royalty herein conveyed and granted shall continue to apply to such lands.

         This indenture extends to and is binding upon the Grantor and Grantee, their successors, assigns, personal representatives, and heirs, respectively.

         IN WITNESS WHEREOF, Coastal Petroleum Company has caused these presents to be duly executed by its proper officers and its corporate seal to be hereunto affixed the day and year first above written.


WITNESSES:                               COASTAL PETROLEUM COMPANY



______________________________           By       ______________________________
                                                  Its President

______________________________




ATTEST:  ______________________________
         Its Secretary



STATE OF FLORIDA           :
                           :
COUNTY OF ________________ :


         I HEREBY CERTIFY that on this ____ day of __________ 199__, before me, the undersigned authority, personally appeared ________________, President of Coastal Petroleum Company, a corporation, to me well known and known to me to be such officer of said corporation and the individual who executed the foregoing instrument as such officer for and on behalf of said corporation, who acknowledged that he executed the same freely and voluntarily in his official capacity as such officer for and on behalf of said corporation pursuant to authority in him vested by the Board of Directors of said corporation for the uses and purposes therein mentioned.

         WITNESS my hand and official seal the date aforesaid.



                                            ------------------------------------
                                            Notary Public
                                            My Commission Expires:

STATE OF CONNECTICUT       :
                           :
COUNTY OF NEW HAVEN        :


         I HEREBY CERTIFY that on this ____ day of __________ 199__, before me, the undersigned authority, personally appeared ________________, Secretary of Coastal Petroleum Company, a corporation, to me well known and known to me to be such officer of said corporation and the individual who executed the foregoing instrument as such officer for and on behalf of said corporation, who acknowledged that he executed the same freely and voluntarily in his official capacity as such officer for and on behalf of said corporation pursuant to authority in him vested by the Board of Directors of said corporation for the uses and purposes therein mentioned.

         And the said _________________, Secretary, further acknowledged that the seal affixed to said instrument purporting to be the corporate seal of said corporation is in truth and in fact the common corporate seal thereof and was affixed to said instrument by him pursuant to authority in him vested by the Board of Directors of said corporation.

         WITNESS my hand and official seal the date aforesaid.



                                            ------------------------------------
                                            Notary Public
                                            My Commission Expires: